UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 13, 2008
JOHN B. SANFILIPPO & SON, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-19681	36-2419677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1703 North Randall Road, Elgin, Illinois 60123-7820
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (847) 289-1800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 13, 2008, John B. Sanfilippo & Son, Inc. (the “Company”) adopted a form of Employee Restricted Stock Unit Award Agreement (the “Form Employee RSU Agreement”) and a form of Non-Employee Director Restricted Stock Unit Award Agreement (the “Form Non-Employee RSU Agreement” and collectively with the Form Employee RSU Agreement, the “Agreements”) under the John B. Sanfilippo & Son, Inc. 2008 Equity Incentive Plan, pursuant to which the awards to employees, directors, and other individuals providing services to the Company are made.
Grants of awards of restricted stock units (“RSUs”) for fiscal 2009 were made to employees and certain named executive officers pursuant to the Form Employee RSU Agreement. The period of restriction with respect to the RSUs granted pursuant to the Form Employee RSU Agreement is from November 13, 2008 through November 13, 2011. In general, each RSU granted pursuant to a Form Employee RSU Agreement will convert to one share on the day following the date the period of restriction ends with respect to that RSU, or such other date(s) as are specified by the recipient in a valid deferral election filed with the Company, with the share being delivered to the recipient as soon as administratively possible thereafter (but no later than sixty (60) days thereafter). If a valid deferral election is made by the recipient, then during the period from the first day after the period of restriction through the share payment date, each RSU shall include a right to dividend equivalents, if any, issuable during such period and for which the applicable record date occurs during such period. If the recipient’s termination of service is on account of death or permanent disability, then a pro-rated number of unvested RSUs shall immediately become nonforfeitable and the restrictions with respect to the pro-rated number of RSUs shall lapse as of the date of death or the date the Compensation Committee determines that the permanent disability occurred and all remaining unvested RSUs shall be forfeited. However, if the recipient’s termination of service is on account of any other reason, including retirement, then all unvested RSUs shall be forfeited as of the end of the day of such termination of service.
Grants of awards of RSUs for fiscal 2009 were made to each non-employee director pursuant to the Form Non-Employee RSU Agreement. The period of restriction with respect to the RSUs granted pursuant to the Form Non-Employee RSU Agreement is from November 13, 2008 through the date of the Company’s fiscal 2009 Annual Meeting of stockholders. In general, pursuant to the Form Non-Employee RSU Agreement, each RSU for which the period of restrictions has lapsed will convert to one share on the day following the recipient’s termination of service, with the share being delivered to the recipient as soon as administratively possible thereafter (but no later than sixty (60) days thereafter). During the period from the first day after the period of restriction through the share payment date, each RSU shall include a right to dividend equivalents, if any, issuable during such period and for which the applicable record date occurs during such period. If the recipient’s termination of service is on account of death or permanent disability, then all of the unvested RSUs shall immediately become nonforfeitable and the restrictions with respect to the RSUs shall lapse as of the date of death or the date the Compensation Committee determines that a permanent disability occurred. However, if the recipient’s termination of service is on account of any other reason, including retirement, then all unvested RSUs shall be forfeited as of the end of the day of such termination of service.
Recipients may not sell, transfer, assign, pledge or otherwise dispose of the RSUs granted pursuant to the Agreements, other than by will or by the laws of descent and distribution, until the share payment date.
The foregoing summary of the Agreements are qualified in their entirety by reference to the full text of the Agreements attached hereto as Exhibits 10.1 and 10.2, which are incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC.
November 19, 2008	By:	/s/ Michael J. Valentine
Michael J. Valentine
Chief Financial Officer and Group President

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 10.1	John B. Sanfilippo & Son, Inc. Employee Restricted Stock Unit Award Agreement

Exhibit 10.2	John B. Sanfilippo & Son, Inc. Non-Employee Director Restricted Stock Unit Award Agreement